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Exhibit 10.1

                                F5 NETWORKS,INC.
                         NOTICE OF GRANT OF STOCK UNITS
                          (2005 EQUITY INCENTIVE PLAN)

NAME                                            GRANT NUMBER:
ADDRESS                                         PLAN:
CITY, STATE ZIP CODE                            ID:

You have been awarded a grant of Restricted Stock Units (RSUs) as follows:

AWARD AMOUNT:

AWARD DATE:

VESTING SCHEDULE: These RSUs will vest in consecutive equal quarterly increments over the two year period following the grant date. On each vest date, you will receive shares of F5 Networks, Inc. common stock. Vesting will accelerate on a change in control as described in the F5 Networks, Inc. 2005 Equity
                  Incentive  Plan  Award   Agreement   (Accelerated   Vesting)
                  ("Agreement").

This grant is governed by the terms of the F5 Networks, Inc. 2005 Equity Incentive Plan and the Agreement, both of which are made a part of this document.

By accepting this grant of RSUs, you agree that F5 Networks may cover required tax withholdings through payroll deductions if it is unable to withhold through alternate standard means.

F5 Networks, Inc.                                 Date:

------------------------------------              ------------------------------

Holder                                            Date:

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                                F5 NETWORKS, INC.
                           2005 EQUITY INCENTIVE PLAN
                                 AWARD AGREEMENT
                              (ACCELERATED VESTING)

      Pursuant to the terms of its 2005 Equity Incentive Plan (the "Plan"), F5 Networks, Inc., a Washington corporation (the "Company"), has granted you an award (the "Award") (either a non-statutory stock option to purchase shares of the Company's Common Stock (an "Option") or stock units representing the right to receive shares of the Company's Common Stock ("Stock Units") as set forth in the Notice of Grant of Stock Options or Stock Units (the "Grant Notice")) on the terms and conditions as set forth in this 2005 Equity Incentive Plan Award Agreement (this "Agreement"), the Grant Notice (which is incorporated herein by reference) and the Plan (which is incorporated herein by reference). Capitalized terms used but not defined in this Agreement shall have the meanings specified in the Plan.

      IN CONSIDERATION OF THE MUTUAL PROMISES SET FORTH BELOW, THE PARTIES AGREE AS FOLLOWS:

      1. GRANT OF AWARD; GRANT DATE. The Company has granted you an Award to purchase (in the case of an Option) or to be issued (in the case of Stock Units) the total number of shares of Common Stock of the Company as set forth in the Grant Notice (the "Award Shares") on the terms and conditions set forth in this Agreement, the Grant Notice and the Plan, including in the case of an Option at the exercise price per share of Common Stock set forth in the Grant Notice (the "Award Price"). The number and kind of Award Shares and the Award Price may be adjusted in certain circumstances in accordance with Section 11 of the Plan.

      2. VESTING AND EXERCISE OR SETTLEMENT OF STOCK.

      2.1. Options.

            (a) The Option will vest and become exercisable during its term in accordance with the vesting schedule set forth in the Grant Notice and with the applicable provisions of the Plan and this Agreement. Vesting will cease upon the termination of your Continuous Service except as otherwise set forth in the Plan or this Agreement.

            (b) The vested and exercisable portion of the Option may be exercised during its term (as set forth in Section 6) electronically as directed by the Company or by delivering a Notice of Exercise (in a form designated by the Company), together with the Award Price (payable in the manner set forth in
Section 3) to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require.

            (c) By exercising the Option, you agree that, as a condition to any exercise of the Option, the Company may require you to enter an arrangement providing for the payment by you to the Company of any tax withholding obligation of the Company arising by reason of (1) the exercise of the Option or
(2) the disposition of shares acquired upon such exercise.

            2.2. Stock Units. On each date that Stock Units vest (a "Vesting Date"), the Stock Units will be settled as to the number of shares vesting on such Vesting Date, meaning that the Company will (subject to your obligations to satisfy the requirements of Sections 5 and 9) issue to you the number of shares vesting on such Vesting Date and the Award will thereafter remain in effect only as to the number of unvested shares of Common Stock remaining subject thereto. The shares of Common Stock issued upon conversion of Stock Units will be registered in your name as of each Vesting Date on the register of shareholders of the Company (through its transfer agent).

            2.3. Accelerated Vesting. Notwithstanding the vesting provisions set forth in the Grant Notice and Section 11 of the Plan, in the event of a change in control transaction as described in Section 11 of the Plan, the vesting of 100% of the shares of Common Stock subject to the Award (and if applicable, the time during which the

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Award may be exercised or settled) shall be accelerated in full, and the Award shall terminate if not exercised or settled at or prior to the closing of the change in control transaction.

      3. METHOD OF PAYMENT OF THE OPTION AWARD PRICE. Payment of the Award Price is due in full upon exercise of all or any part of the Option. You may elect to make payment of the Award Price by any of the methods, or combination thereof, described in the Plan, provided that the Board may, in its sole discretion, refuse to accept a particular form of consideration at the time of exercise of any Option, or agree to accept any other form of legal consideration.

      4. WHOLE SHARES. The Award may only be exercised or settled for whole shares.

      5. SECURITIES LAW COMPLIANCE. Notwithstanding anything to the contrary contained herein, the Award may not be exercised or settled unless the shares issuable upon exercise or settlement of the Award are then registered under the Securities Act or, if such shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act. The exercise or settlement of the Award must also comply with other applicable laws and regulations governing the Award, and the Award may not be exercised or settled, and the Company will have no liability for failure to issue shares of Common Stock upon exercise or settlement of the Award, if the Company determines that the exercise or settlement would not be in material compliance with such laws and regulations.

      6. TERM AND TERMINATION OF AWARD.

            6.1. Options. Subject to earlier termination as required under
Section 11 of the Plan, the term of the Option commences on the Grant Date and expires upon the earliest of the following:

            (a) three (3) months after the termination of your Continuous Service for any reason other than death or Disability, provided that if during any part of such three-month period the Option is not exercisable solely because of the condition set forth in Section 5, the Option shall not expire until the earlier of the Expiration Date or until it shall have been exercisable for an aggregate period of three (3) months after the termination of your Continuous Service;

            (b) twelve (12) months after the termination of your Continuous Service due to Disability;

            (c) eighteen (18) months after your death if you die either during your Continuous Service or within three (3) months after your Continuous Service terminates for reason other than Cause;

            (d) the Expiration Date indicated in the Grant Notice; or

            (e) the tenth (10th) anniversary of the Grant Date.

            6.2. Stock Units. In the event your Continuous Service terminates, any Stock Units and the shares of Common Stock subject thereto (that have not been issued upon settlement) shall be forfeited.

      7. TRANSFERABILITY. The Award is not transferable, except by will or by the laws of descent and distribution. Options are exercisable during your life only by you. Shares of Common Stock issued upon vesting of a Stock Unit are issuable during your life only to you. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to exercise the Option or receive shares of Common Stock issued upon vesting of a Stock Unit.

      8. NOT A SERVICE CONTRACT. This Agreement is not an employment or service contract, and nothing in this Agreement shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company or an Affiliate, or of the Company or an Affiliate to continue your employment. In addition, nothing in this Agreement shall obligate the Company or an Affiliate, their respective shareholders, Board, officers or employees to continue any relationship that you might have as a director or consultant for the Company or an

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Affiliate.

      9. WITHHOLDING OBLIGATIONS.

            9.1. At the time the Option is exercised, in whole or in part, or shares of Common Stock are issued upon settlement of Stock Units or at any time thereafter as requested by the Company, you hereby authorize withholding from payroll and any other amounts payable to you, or otherwise agree to make adequate provision for (including by means of a "cashless exercise" pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board to the extent permitted by the Company), any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or an Affiliate, which arise in connection with the Award.

            9.2. The Option is not exercisable and shares of Common Stock are not issuable upon settlement of Stock Units unless the tax withholding obligations of the Company are satisfied. Accordingly, you may not be able to exercise the Option or receive shares of Common Stock upon settlement of Stock Units when desired even though the Award is vested.

      10. PROFESSIONAL ADVICE. The acceptance and exercise or settlement of the Award and the sale of Award Shares has consequences under federal and state tax and securities laws which may vary depending upon your individual circumstances. Accordingly, you acknowledge that you have been advised to consult your personal legal and tax advisor in connection with this Agreement and your dealings with respect to the Award and the Award Shares. You further acknowledge that the Company has made no warranties or representations to you with respect to the income tax consequences of the grant and exercise or settlement of the Award or the sale of the Award Shares and you are in no manner relying on the Company or its representatives for an assessment of such consequences.

      11. GOVERNING PLAN DOCUMENT. Your Award is subject to all applicable provisions of the Plan, which are hereby made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of your Award and those of the Plan, the provisions of the Plan shall control.

      12. DAMAGES. You shall be liable to the Company for all costs and damages, including incidental and consequential damages, resulting from a disposition of Award Shares which is not in conformity with the provisions of this Agreement.

      13. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Washington excluding those laws that direct the application of the laws of another jurisdiction.

      14. NOTICES. All notices and other communications under this Agreement shall be in writing. Unless and until you are notified in writing to the contrary, all notices, communications, and documents directed to the Company and related to the Agreement, if not delivered by hand, shall be mailed, addressed as follows:

                                F5 Networks, Inc.
                              401 Elliott Ave West
                                Seattle, WA 98119

Unless and until the Company is notified in writing to the contrary, all notices, communications, and documents intended for you and related to this Agreement, if not delivered by hand, shall be mailed to your last known address as shown on the Company's books. Notices and communications shall be mailed by first class mail, postage prepaid. All mailings and deliveries related to this Agreement shall be deemed received when actually received, if by hand delivery, and five (5) business days after mailing, if by mail.

      15. AMENDMENT OF THIS AGREEMENT. The Board at any time, and from time to time, may amend the terms of this Agreement; provided, however, that the rights under this Agreement shall not be impaired by any such amendment unless (i) the Company requests your consent and (ii) you consent in writing.